Exhibit (e)(7)

SIXTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This SIXTH amendment (“Amendment”) to the ETF distribution agreement (the “Agreement”), dated as of January 7, 2022, by and between BONDBLOXX ETF TRUST (the “Trust”) and FORESIDE FUND SERVICES, LLC, (together with the Trust, the “Parties”) is effective as of March 13th, 2025.

WHEREAS, the Parties desire to amend Exhibit A to the Agreement; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

BONDBLOXX ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Joanna Gallegos	By:	/s/ Teresa Cowan
	Joanna Gallegos, President	Name:	Teresa Cowan
		Title:	President
Date:	March 26, 2025	Date:	March 26, 2025

EXHIBIT A

As of March 13th, 2025

Account Name	Ticker
BondBloxx US High Yield Bond Energy Sector ETF	XHYE
BondBloxx US High Yield Bond Telecom Media & Technology Sector ETF	XHYT
BondBloxx US High Yield Bond Consumer Non-Cyclicals Sector ETF	XHYD
BondBloxx US High Yield Bond Industrial Sector ETF	XHYI
BondBloxx US High Yield Bond Healthcare Sector ETF	XHYH
BondBloxx US High Yield Bond Financial & REIT Sector ETF	XHYF
BondBloxx US High Yield Bond Consumer Cyclicals Sector ETF	XHYC
BondBloxx BB-Rated USD High Yield Corporate Bond ETF	XBB
BondBloxx B-Rated USD High Yield Corporate Bond ETF	XB
BondBloxx CCC-Rated USD High Yield Corporate Bond ETF	XCCC
BondBloxx JP Morgan USD Emerging Markets 1-10 Year Bond ETF	XEMD
BondBloxx Bloomberg Six Month Target Duration US Treasury ETF	XHLF
BondBloxx Bloomberg One Year Target Duration US Treasury ETF	XONE
BondBloxx Bloomberg Two Year Target Duration US Treasury ETF	XTWO
BondBloxx Bloomberg Three Year Target Duration US Treasury ETF	XTRE
BondBloxx Bloomberg Five Year Target Duration US Treasury ETF	XFIV
BondBloxx Bloomberg Seven Year Target Duration US Treasury ETF	XSVN
BondBloxx Bloomberg Ten Year Target Duration US Treasury ETF	XTEN
BondBloxx Bloomberg Twenty Year Target Duration US Treasury ETF	XTWY
BondBloxx USD High Yield Bond Sector Rotation ETF	HYSA
BondBloxx BBB Rated 1-5 Year Corporate Bond ETF	BBBS
BondBloxx BBB Rated 5-10 Year Corporate Bond ETF	BBBI
BondBloxx BBB Rated 10+ Year Corporate Bond ETF	BBBL
BondBloxx Private Credit CLO ETF	PCMM
BondBloxx IR+M Tax-Aware ETF for Massachusetts Residents	TAXM
BondBloxx IR+M Tax-Aware Intermediate Duration ETF	TXXI